       As filed with the Securities and Exchange Commission on May 1, 1998 - Registration No. 333-

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933


                                  TENNANT COMPANY
               (Exact name of registrant as specified in its charter)

               MINNESOTA                             41-0572550
     (State or other jurisdiction of    (I.R.S. Employer Identification No.)
     incorporation or organization)

     701 NORTH LILAC DRIVE, P.O. BOX 1452, MINNEAPOLIS, MINNESOTA     55440
               (Address of Principal Executive Offices)             (Zip Code)
               CASTEX INCORPORATED EMPLOYEES' RETIREMENT SAVINGS PLAN
                              (Full Title of the Plan)

                ROGER L. HALE, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
         701 NORTH LILAC DRIVE, P.O. BOX 1452, MINNEAPOLIS, MINNESOTA 55440
                      (Name and address of agent for service)
                                   (612) 540-1200
           (Telephone number, including area code, of agent for service)


                          CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
                                           PROPOSED            PROPOSED
   TITLE OF                                 MAXIMUM             MAXIMUM
SECURITIES TO BE        AMOUNT TO BE     OFFERING PRICE        AGGREGATE            AMOUNT OF
  REGISTERED            REGISTERED(1)     PER SHARE(2)     OFFERING PRICE(2)    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
 Common Stock,
 Par Value $.375 per
 share                  50,000 shares       $41.63            $2,081,500             $615.00
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended, and based on the average high and low sales prices per share of the registrant's Common Stock on April 28, 1998, as reported on the NASDAQ National Market System.

                                       PART II
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents previously filed (File No. 0-4804) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated by reference in this Registration Statement:

          (a) The latest Annual Report on Form 10-K of Tennant Company (the "Company") for the fiscal year ended December 31, 1997 (which incorporates by reference certain portions of the Company's 1997 Annual Report to Shareholders including financial statements and accompanying information, and certain portions of the Company's definitive proxy statement for the Company 1998 Annual Meeting of Shareholders).

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

          (c) The description of the Company's Common Stock contained in a registration statement filed pursuant to the Exchange Act, together with any amendment or report filed for the purpose of updating such description.

          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this Registration Statement from the date of the filing of such reports and documents.

          Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Bruce Borgerding, Deputy General Counsel and Corporate Secretary of the Company, beneficially owns more than $50,000 of Tennant Common Stock.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Article VI of the Company's Restated By-Laws provides that the Company shall indemnify its directors and officers to the full extent required by Minnesota Statutes, Section 302A.521, or by other provisions of law. Section 302A.521 requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are: (a) such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements, and expenses; (b) such person must have acted in good faith; (c) no improper personal benefit was obtained by such person and, if applicable, certain statutory conflict of interest provisions have been satisfied; (d) in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) such person acted in a manner he or she reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. The determination as to eligibility for indemnification is made by the members of the corporation's board of directors, or a committee thereof, who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court.

          Article VIII of the Company's Restated Articles of Incorporation provides that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as director, except: (i) any breach of the director's duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) dividends, stock repurchases and other distributions made in violation of Minnesota law or for violations of the Minnesota securities laws; (iv) any transaction from which the director derived an improper personal benefit; or (v) any act or omission occurring prior to the effective date of the provision in the Company's Restated Articles of Incorporation limiting such liability. This Article does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. Nor does this Article limit the liability of directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED


          Not Applicable.

Item 8.   EXHIBITS

EXHIBIT   DESCRIPTION
4.1       Restated Articles of Incorporation of the Company, as amended
          (incorporated by reference to Exhibit 3(i) to the Company's Quarterly
          Report on Form 10-Q for the period ended June 30, 1995).

4.2       Restated By-Laws of the Company (incorporated by reference to Exhibit
          4.2 to the Company's Registration Statement on Form S-8, Registration
          No. 33-59054, dated March 2, 1993).

4.3 Rights Agreement, dated as of November 19, 1996, between the Company and Norwest Bank Minnesota, National Association (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated November 19, 1996).

5         Opinion of Bruce J. Borgerding, Deputy General Counsel and Corporate
          Secretary.

23.1      Consent of Bruce J. Borgerding (included in Exhibit 5).

23.2      Consent of KPMG Peat Marwick LLP.

24        Powers of Attorney (included on signature page hereto).

Item 9.   UNDERTAKINGS

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holland, State of Michigan, on April 28, 1998.


                                   CASTEX INCORPORATED
                                   EMPLOYEES' RETIREMENT SAVINGS PLAN


                                   By   /s/  Thomas Vander Bie
                                        ---------------------------------------
                                        Thomas Vander Bie
                                        Its President

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 29, 1998.

                                        TENNANT COMPANY


                                   By   /s/  Bruce J. Borgerding
                                        --------------------------------------
                                        Bruce J. Borgerding
                                        Its Deputy General Counsel and Corporate
                                        Secretary


                                 POWER OF ATTORNEY

          The undersigned director and/or officer of Tennant Company, a Minnesota corporation, does hereby make, constitute and appoint Roger L. Hale, Janet M. Dolan, and Bruce J. Borgerding, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, with power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on April 7, 1998, by the following persons in the capacities and on the date indicated.


/s/  Roger L. Hale                        /s/  John T. Pain
-------------------------------------     -------------------------------------
Roger L. Hale, Chairman, Chief            John T. Pain, Corporate Controller
Executive Officer, and Director           (Principal Accounting Officer)
(Principal Executive Officer)


/s/  Richard A. Snyder                    /s/  Arthur D. Collins, Jr.
-------------------------------------     -------------------------------------
Richard A. Snyder, Vice President,        Arthur D. Collins, Jr., Director
Treasurer, and Chief Financial
Officer (Principal Financial Officer)


/s/  David C. Cox                         /s/  Andrew P. Czajkowski
-------------------------------------     -------------------------------------
David C. Cox, Director                    Andrew P. Czajkowski, Director



/s/  William A. Hodder                    /s/  Delbert W. Johnson
-------------------------------------     -------------------------------------
William A. Hodder, Director               Delbert W. Johnson, Director



/s/  William I. Miller                    /s/  Edwin L. Russell
-------------------------------------     -------------------------------------
William I. Miller, Director               Edwin L. Russell, Director

                                    EXHIBIT INDEX

          The following exhibits are filed as a part of the Registration
Statement:



EXHIBIT   DESCRIPTION
4.1       Restated Articles of Incorporation of the Company, as
          amended (incorporated by reference to Exhibit 3(i) to
          the Company's Quarterly Report on Form 10-Q for the
          period ended June 30, 1995). . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Incorporated by Reference

4.2       Restated By-Laws of the Company (incorporated by
          reference to Exhibit 4.2 to the Company's Registration
          Statement on Form S-8, Registration No. 33-59054,
           dated March 2, 1993). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Incorporated by Reference

4.3       Rights Agreement, dated as of November 19, 1996,
          between the Company and Norwest Bank Minnesota,
          National Association (incorporated by reference to Exhibit
          1 to the Company's Current Report on Form 8-K dated
          November 19, 1996) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Incorporated by Reference

5         Opinion of Bruce J. Borgerding, Deputy General Counsel
          and Corporate Secretary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Filed Electronically

23.1      Consent of Bruce J. Borgerding (included in Exhibit 5).

23.2      Consent of KPMG Peat Marwick LLP . . . . . . . . . . . . . . . . . . . . . . . . . .  Filed Electronically

24        Power of Attorney (included on the signature page hereto).
